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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 5, 2000

                                ZYGO CORPORATION

             (Exact name of registrant as specified in its charter)

     DELAWARE                         0-12944                  06-0864500
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(State or other jurisdiction  (Commission File Number)    (IRS Employer
of incorporation)                                         Identification Number)

LAUREL BROOK ROAD, MIDDLEFIELD, CT                            06455-0448
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(Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (860) 347-8506
                                                           --------------
                                 Not Applicable
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         (Former name or former address, if changed since last report.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 5, 2000, Zygo Corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Firefly Technologies Incorporated, a Delaware corporation ("Firefly"), Zygo TeraOptix, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Zygo TeraOptix"), and the securityholders of Firefly named therein, pursuant to which the Company agreed to acquire Firefly (the "Acquisition"). Immediately thereafter, the Acquisition was consummated by the merger of Zygo TeraOptix with and into Firefly and Firefly became a wholly-owned subsidiary of the Company under the new name Zygo TeraOptix.

         Under the terms of the Acquisition, the Company exchanged an aggregate of 2,356,037 shares of its common stock, $.10 par value per share, for all of the then outstanding capital stock and stock options of Firefly. The Acquisition, which is intended to be tax free for federal income tax purposes to the Firefly securityholders, will be accounted for as a pooling of interest transaction. ING Barings LLC acted as the Company's financial advisor and provided the Company's Board of Directors with a fairness opinion on the transaction. The amount of such consideration paid by the Company was determined based upon arm's length negotiations between the Company and Firefly.

         As required by the Merger Agreement, John Berg, previously chief executive officer of Firefly, has become president of Zygo TeraOptix, and Patrick Tan, vice president of business operations at Firefly, continues in that role at Zygo TeraOptix. Messrs. Berg and Tan, the founders of Firefly, have also become members of Zygo's Board of Directors, immediately after the consummation of the Acquisition. In accordance with the Merger Agreement, the Company has agreed to nominate each of Messrs. Berg and Tan for election to the Company's Board of Directors for the next 3 years, subject to certain conditions, except that, at the Company's option, Mr. Tan can be replaced on the Board by an individual designated by the Company who is independent and who has relevant telecommunications/networking industry experience.

         Firefly manufactures metrology equipment, micro-optics, switches, and filters for the telecommunications industry, as well as heads and related products for the optical data storage industry. The telecommunications components are used in wave division multiplexers to increase the capacity of optical fibers. The Company intends to continue to use the assets acquired in the Acquisition for these purposes.

         The foregoing summary of the terms of the Merger Agreement is qualified in its entirety by reference to the provisions of the Merger Agreement, a copy of which is filed as an exhibit to this report and is hereby incorporated herein by reference.

         A copy of the press release announcing the Merger Agreement is filed as an exhibit to this report and is hereby incorporated herein by reference.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         A.   Financial Statements of Business Acquired.

              The financial statements required by this item are not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K must be filed.

         B.   Pro Forma Financial Information.

              The financial statements required by this item are not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K must be filed.

         C.   Exhibits

         2.1. Agreement and Plan of Merger, dated as of May 5, 2000, among Zygo Corporation, Firefly Technologies, Inc., Zygo TeraOptix, Inc. and the securityholders of Firefly named therein.

         99.1.    Press Release of the Company issued on May 5, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ZYGO CORPORATION

Date: May 18, 2000                       By: /s/ J. Bruce Robinson
                                            -----------------------------
                                            Name:  J. Bruce Robinson
                                            Title: President and CEO


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                                INDEX OF EXHIBITS

EHIBIT 2.1................................................................... 6

EXHIBIT 99.1.................................................................53